EXHIBIT 5.1

                            General Electric Company
                              3135 Easton Turnpike
                               Fairfield, CT 06431



                                November 20, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   843,120 Shares of Common Stock,
      $.16 par value per share, of General Electric Company

Ladies and Gentlemen:

                  I am Corporate Counsel to General Electric Company, a New York corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (Registration No. 333-65781) (as the same may be subsequently amended, the "Registration Statement"), which became effective on October 16, 1998, and the Company's post-effective amendment No. 1 on Form S-8 to the Registration Statement (the "Post-Effective Amendment") relating to the registration of 843,120 shares of Common Stock, $.16 par value per share, of the Company (the "Shares") to be issued under the Amended and Restated Stock Option Plan for Employees of Marquette Electronics, Inc., the Marquette Electronics, Inc. Directors' (Non-Employee) Stock Option Plan, the E for M 1991 Stock Option Plan, and the E for M 1991 Key Employee Stock Option Plan (collectively, the "Plans").

                  Based on the foregoing, I am of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of New York.

                  2. The Shares will be legally issued, fully paid and non-assessable when (i) the Post-Effective Amendment shall have become effective under the Securities Act and (ii) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company, including any of its wholly-owned subsidiaries, of the consideration (not less than the par value thereof) provided in the applicable Plan.
                  The foregoing opinions are limited to the federal laws of the United States of America and the Business Corporation Law of the State of New York. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Shares.

                  I hereby consent to the filing of this opinion as an Exhibit to the Post-Effective Amendment and to all references to my name included in or made a part of the Post-Effective Amendment.

                                             Very truly yours,


                                             Robert E. Healing